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                                                                  Exhibit 10.23

                             FIRST ADDENDUM TO LEASE

         THIS FIRST ADDENDUM TO LEASE ("Addendum") is dated for reference purposes as of April _____, 1997, and is made between Zoro, LLC ("Landlord") and Silicon Valley Internet Partners ("Tenant") to be a part of that certain Lease, of even date herewith, between Landlord and Tenant (herein the "Lease Form") concerning approximately 23,077 square feet of space, located at 699 8th Street (the "Building"), San Francisco, State of California (the "Premises"). Landlord and Tenant agree that the Lease Form is modified and supplemented by this Addendum.

         1. COMMENCEMENT DATE: Notwithstanding anything to the contrary in the Lease Form:

                  A. The Commencement Date shall occur on the later of the times set forth in paragraph 2 of the Lease Form or the date upon which Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises for Tenant's intended use.

                  B. If the Commencement Date has not occurred for any reason whatsoever on or before December 1, 1997, then in addition to Tenant's other rights or remedies, Tenant may terminate this Lease by written notice to Landlord.

         2. RENTABLE SQUARE FOOTAGE: Notwithstanding anything to the contrary in the Lease Form, the actual square footage of the Premises is to be determined by the building architect in compliance with the BOMA usable standards with a 1.20 load factor.

         3. ACCEPTANCE OF PREMISES: Notwithstanding anything to the contrary in the Lease Form:

                  A. Tenant's acceptance of the Premises shall not be deemed a waiver of Tenant's right to have defects in the Tenant Improvements or the Premises repaired at Landlord's sole expense. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable.

                  B. Landlord warrants and represents that as of the Commencement Date the Premises will be in good condition and repair and the electrical, mechanical, HVAC, plumbing, elevator and other systems serving the Premises and the Building will be in good condition and repair.

         4. COMPLIANCE WITH LAWS: Notwithstanding anything to the contrary in the Lease Form, at the Commencement Date, the Premises and the Building shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&R's"), all underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes, (collectively, "Laws") applicable thereto. Tenant shall not be required to construct or pay the cost of complying with any CC&R's, underwriter's requirements or Laws requiring construction of improvements in the Premises which are



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properly capitalized under general accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Premises.

         5. ALTERATIONS, ADDITIONS AND IMPROVEMENTS: Notwithstanding anything to the contrary in the Lease Form:


                  A. REMOVAL: Tenant shall not be required to remove any of the initial Tenant Improvements set forth in Exhibit B of the Lease Form at the end of the Lease Term. Except as set forth in the preceding sentence, upon request, Landlord shall advise Tenant in writing whether it reserves the right to require Tenant to remove any alterations made by Tenant from the Premises upon termination of the Lease.


                  B. LANDLORD'S CHARGES: In no event shall Tenant be required to reimburse Landlord for any costs incurred by Landlord pursuant to Paragraph 9.1(d) of the Lease Form (relating to Tenant's alterations or additions) to the extent such costs exceed ten (10) percent of the Tenant's cost to perform such addition or alteration.

                  C. TENANT'S PROPERTY: All alterations, trade fixtures and personal property installed in the Premises at Tenant's expense ("Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant's Property from the Premises, provided Tenant repairs all damage caused by such removal. Tenant is hereby permitted by Landlord to install, and shall be permitted to remove from the Premises at any time on or before the expiration of the Lease Term, the Computer Equipment Rack identified on Exhibit _____ attached hereto.

                  D. LIEN WAIVER: Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property, or any portion thereof or interest therein located in the Premises or else-where, and Landlord hereby waives all such liens and interests. Within ten (10) days following Tenant's request, Landlord shall execute documents in form reasonably acceptable to Tenant to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property located in the Premises.

                  E. SALE OF TENANT'S PROPERTY: Landlord shall provide Tenant with at least five (5) days prior written notice of any sale of Tenant's Property.

         6. DEFAULT: Notwithstanding anything to the contrary in the Lease Form, Tenant shall not be deemed to be in default on account of Tenant's failure to pay money to Landlord, unless Tenant's failure to pay continues for five (5) days after Tenant's actual receipt of written notice of the delinquency from Landlord.

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         7. CAPITAL IMPROVEMENTS: Notwithstanding anything to the contrary in the Lease Form. if any of Tenant's obligations under the Lease Form (as modified by this Addendum) would require Tenant to pay all or any portion of any charge which could be treated as a capital improvement under generally accepted accounting principles, the cost of such improvement shall be amortized over the useful life of the improvement (as reasonably determined by Landlord) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

         8. EXPENSES: Notwithstanding anything to the contrary in the Lease
Form:

                  In no event shall Tenant have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"), nor shall any portion of the Tenant Improvement allowance be applied to such costs:

                  A. LOSSES CAUSED BY OTHERS: Costs occasioned by the act, omission or violation of Law by Landlord, any other occupant of the Building, or their respective agents, employees or contractors.

                  B. CASUALTIES AND CONDEMNATIONS: Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain.

                  C. CAPITAL IMPROVEMENTS: Costs relating to repairs, alterations, improvements, equipment and tools which could properly be capitalized under generally accepted accounting principles, except to the extent that (i) the foregoing reduces the expenses otherwise payable by Tenant under the Lease and (ii) Tenant's share of such Cost during any twelve-month period of the Lease is equitably determined based on Tenant's usage and amortized over the useful life of the capital item in question.

                  D. REIMBURSABLE EXPENSES: Costs for which Landlord has a right of reimbursement from others.

                  E. REAL ESTATE TAXES: Taxes, assessments, all other governmental levies, and any increases in the foregoing occasioned by or relating to (i) land and improvements not reserved for Tenant's exclusive or nonexclusive use, (ii) a voluntary or involuntary change of ownership or other conveyance of the real property of which the Premises is a part (a) to any person or entity affiliated with or related to Landlord or the partners, shareholders, officers or directors of Landlord or (b) in connection with estate planning or (c) which is not otherwise a bona fide, arm's length sale to an unrelated third party, (iii) assessments and other fees for improvements and services which do not benefit the Premises, or (iv) construction of improvements for other occupants of the Building.

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                  F. CONSTRUCTION DEFECTS: Costs to correct any construction defect in the Premises or the Building or to comply with any CC&R's, underwriter's requirement or Law applicable to the Premises or the Building on the Commencement Date.

                  G. UTILITIES OR SERVICES: Costs (i) arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Building, or (ii) associated with utilities and services of a type not provided to Tenant.

                  H. INTERIOR IMPROVEMENTS: The cost of any renovation, improvement, painting or redecorating of any portion of the Building not made available for Tenant's use, or the costs to perform any initial fit-up of or improvement to the Common Areas of the Building, including, but not limited to the improvements to the new lobby area of or entry to the Building.

                  I. LEASING EXPENSES: Fees, commissions, attorneys' fees, Costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Building and Costs arising from the violation by Landlord or any occupant of the Building (other than Tenant) of the terms and conditions of any lease or other agreement.

                  J. RESERVES: Depreciation, amortization or other expense reserves.

                  K. MORTGAGES: Interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases.

                  L. CONCESSIONS AND PARKING: costs incurred in connection with the operation of any parking or commercial concession within the Building.

                  M. PROMOTION: Advertising or promotional Costs relating to events in the Common Areas of the Building or the Exposition Hall.

                  N. CAPITAL LEASES: Lease payments and Costs for capital machinery and equipment, such as air conditioners, elevators, and the like.

                  O. ART: Costs of sculptures, fountains, paintings and other art objects.

                  P. INSURANCE: Insurance Costs for coverage not customarily paid by tenants of similar Buildings in the vicinity of the Premises, increases in insurance Costs caused by the activities of another occupant of the Building, insurance deductibles, and co-insurance payments.

                  Q. HAZARDOUS MATERIALS: Costs incurred to investigate the presence of any Hazardous Material, Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Building and any judgments or other Costs

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incurred in connection with any Hazardous Material exposure or releases, except to the extent caused by the storage, use or disposal of the Hazardous Material in question by Tenant.

                  R. MANAGEMENT: Wages, salaries, compensation, and labor burden for any employee not stationed on the Building on a full-time basis or any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Building in excess of the management fee which would be charged by a professional management services for operation of comparable Buildings in the vicinity.

                  S. DUPLICATION: Costs and expenses for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person.

                  T. NON-OFFICE BUILDING RELATED EXPENSES: Costs not directly attributable to the operation of the Building as an office building.

         9. INDEMNITY: Notwithstanding anything to the contrary in the Lease Form, Landlord shall indemnify, defend, protect and hold harmless Tenant from all damages, liabilities, claims, judgments, actions, attorneys' fees, consultants' fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, contractors, employees or invitees, or the breach of Landlord's obligations or representations under this Lease.

         10. ASSIGNMENT AND SUBLETTING: Notwithstanding anything to the contrary in the Lease Form, Tenant may, without Landlord's prior written consent and without any participation by Landlord in assignment and subletting proceeds, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Tenant's assets located in the Premises. For the purpose of this Lease, sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. Landlord's consent to any proposed assignment or subletting shall not be unreasonably withheld or delayed and, if not given or withheld within fourteen (14) days following Tenant's request for consent, shall be deemed given. Notwithstanding anything to the contrary in the Lease Form, Tenant shall be permitted to assign its Option to Renew the Lease set forth in Paragraph 24 of the Lease Form to any of the parties set forth in subparagraphs (i) through
(iii) of this paragraph.

         11. SUBORDINATION: Notwithstanding anything to the contrary in the Lease Form, this Lease shall not be subject to or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest now or hereafter affecting the Premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender, or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a recognition and nondisturbance agreement which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights

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hereunder. Further, Tenant shall have no obligation to attorn to any successor-in-interest or ground lessor, nor to execute any documents evidencing attornment, unless the successor-in-interest or ground lessor in question assumes, in writing, all obligations of the Landlord under this Lease. If Landlord sells or otherwise conveys its interest in the Premises, Landlord shall not be relieved of its obligations under the Lease, unless and until Landlord transfers any security deposit of Tenant to its successor and the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer.

         12. PARKING: Notwithstanding anything to the contrary in the Lease Form, in the event that, at any time during the Lease Term, Tenant determines not to lease all of the 23 spaces to which it is entitled under paragraph 25 of the Lease, such spaces shall revert to the Landlord on a month to month basis. In the event Tenant desires to lease or re-lease such spaces, Landlord agrees to lease or re-lease such spaces to Tenant within thirty (30) days of Tenant's request.

         13. FINANCIAL STATEMENTS: Notwithstanding anything to the contrary in the Lease Form, Tenant shall be required to provide financial statements only in connection with Landlord's sale or refinancing of the Buildings and all such statements shall be held in strictest confidence.

         14. RULES AND REGULATIONS: Notwithstanding anything to the contrary in the Lease Form, Tenant shall not be required to comply with any new rule or regulation, unless the same applies non-discriminatorily to all occupants of the Building and does not unreasonably interfere with Tenant's use of the Premises or Tenant's parking rights.

         15. APPROVALS: Notwithstanding anything to the contrary in the Lease Form, whenever the Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith. Notwithstanding the foregoing, or anything to the contrary in the Lease Form, all approvals or consents required by either party with regard to alterations or additions made pursuant to Paragraph 9.1 of the Lease Form shall be given within fourteen (14) days of request therefor, and in the event no response is received within such fourteen (14) day period, the requested consent or approval shall be deemed granted.

         16. REASONABLE EXPENDITURES: Notwithstanding anything to the contrary in the Lease Form, any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

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         17. DAMAGE OR DESTRUCTION: Notwithstanding anything to the contrary in the Lease Form, Landlord shall notify Tenant within thirty (30) days following any damage to or destruction of the Premises (or the Building if such damage or destruction interferes with Tenant's use of the Premises) the length of time Landlord reasonably estimates to be necessary for repair or restoration. Tenant shall have the right to terminate the Lease within fifteen (15) days following receipt of such notice if restoration or repair of the Premises will take more than one hundred eighty (180) days.

         18. NOTICES: Notwithstanding anything to the contrary in the Lease Form, any notice or report required or desired to be given regarding this Lease shall be in writing may be given by personal delivery, by facsimile, by courier service or by mail. Any notice or report addressed to Tenant at the Premises or to Landlord at the address specified in the Basic Lease Information, as appropriate, shall be deemed to have been given (i) on the third business day after mailing if such notice or report was deposited it the United States mail, certified or registered, postage prepaid, (ii) when delivered if given by personal delivery, (iii) one day following deposit, cost prepaid, with Federal Express or similar private carrier, (iv) instantaneously upon confirmation of receipt of facsimile, and (v) in all other cases when actually received. Either party may change its address by giving notice of the same in accordance with this Paragraph.

         19. LANDLORD'S ENTRY OF PREMISES: Notwithstanding anything to the contrary in the Lease Form, Landlord and Landlord's agents, except in the case of emergency, shall provide Tenant with twenty-four (24) hours' notice prior to entry of the Premises. Any such entry by Landlord and Landlord's agents shall comply with all reasonable security measures of Tenant and shall not impair Tenant's operations more than reasonably necessary. During any such entry, Landlord and Landlord's agents shall at all times be accompanied by Tenant.

         20. SALE OF PROPERTY: Notwithstanding anything to the contrary in the Lease Form, Landlord shall not be relieved of its obligations under the Lease upon a sale of the Building, unless the purchasing owner assumes the obligations of Landlord in writing.

         21. QUIET POSSESSION: Notwithstanding anything to the contrary in the Lease Form, Tenant shall peacefully have, hold and enjoy the Premises, subject to the other terms of this Lease, provided that Tenant pays the Rent and performs all of Tenant's covenants and agreement contained in this Lease. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

         22. LANDLORD'S AUTHORITY TO EXECUTE: Notwithstanding anything to the contrary in the Lease Form, Landlord warrants and represents to Tenant that Landlord has the full right, power and authority to enter into this Lease and has obtained all necessary consents and approvals from its partners, officers, board of directors or other members required under the documents governing its affairs in order to consummate the Lease contemplated hereby. The persons executing this Lease on

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behalf of Landlord have the full right, power and authority so to do and affirm the foregoing warranty on behalf of Landlord and on their own behalf.

         23. SECURITY DEPOSIT: Within thirty (30) days after the expiration or earlier termination of the Lease term and after Tenant has vacated the Premises, Landlord shall return to Tenant the entire security deposit except for amounts that Landlord has deducted therefrom that are needed by Landlord to cure defaults of Tenant under the Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease.

         24. EFFECT OF ADDENDUM: Each term used herein with initial capital letters shall have the meaning ascribed to such term in the Lease Form unless specifically otherwise defined herein. In the event of any inconsistency between this First Addendum and the Lease Form, the terms of this First Addendum shall prevail. As used herein, the term "Lease" shall mean the Lease Form, this Addendum and all riders, exhibits, rules, regulations, covenants, conditions and restrictions referred to in the Lease Form or this Addendum.

LANDLORD:                                          TENANT:

ZORO, LLC,                                         SILICON VALLEY INTERNET
a California Limited Liability corporation         PARTNERS

                                                   a _________ corporation

By: _______________                                By:__________________

Printed                                            Printed
Name:_________________                             Name:___________________

Title:_________________                            Title:_________________

Date:___________________                           Date:_________________

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